Exhibit 21

Kadant Inc.
Subsidiaries of the Registrant

At March 1, 2013, the Registrant owned the following companies:

Name	State or Jurisdiction of Incorporation	Percent of Ownership

ArcLine Products LLC	New York	100
Kadant Black Clawson Inc.	Delaware	100
Kadant Fibergen Inc.	Delaware	100
Kadant GranTek Inc.	Delaware	100
Kadant Composites LLC	Delaware	100
Kadant International Holdings Inc.	Delaware	100
Kadant Asia Holdings Inc.	Mauritius	100
Kadant Fiberline (China) Co., Ltd.	China	100
Kadant Pulp & Paper Equipment (Yanzhou) Co. Ltd.	China	100
Kadant International Luxembourg SCS (62.3% owned directly by Kadant International Holdings Inc.; and 37.7% owned by Kadant Johnson Inc.)	Luxembourg	100
Kadant Luxembourg SarL	Luxembourg	100
Kadant (Cyprus) Limited	Cyprus	100
Kadant Johnson Europe B.V.	Netherlands	100
Kadant Canada Corp	Nova Scotia, Canada	100
Kadant Cyprus (Canada) Limited	Cyprus	100
Kadant U.K. Holdings Limited	England	100
Fibertek U.K. Limited	England	100
Kadant U.K. Limited	England	100
D.S.T. Pattern Engineering Company Limited	England	100
Vickerys Limited	England	100
Winterburn Limited	England	100
Kadant Mexico LLC	Delaware	100
Kadant Mexico, S.A. de C.V.	Mexico	100
Kadant Fiberline Commercial (Beijing) Co., Ltd.	China	100
Kadant Johnson Deutschland GmbH	Germany	100
Kadant Johnson France B.V.	Netherlands	100
Kadant Johnson Scandinavia AB	Sweden	100
Kadant Johnson Schweiz AG	Switzerland	100
Kadant Johnson Systems International Ltd.	England	100
Kadant Johnson Systems International S.r.l.	Italy	100
Prats Holding SAS	France	100
Techmo Systems SAS (20% owned by Kadant Johnson Systems International S.r.l.)	France	100
Johnson Corporation (JoCo) Limited	England	100
Johnson-Fluiten S.r.l.	Italy	50

Name	State or Jurisdiction of Incorporation	Percent of Ownership

Kadant Lamort SAS	France	100
Kadant BC Lamort UK Ltd	England	100
Kadant Cyclotech AB	Sweden	100
Kadant Lamort AB	Sweden	100
Kadant Lamort S.A	Spain	100
Kadant Lamort S.r.l	Italy	100
Kadant M-Clean Holdings AB	Sweden	100
Kadant M-Clean AB	Sweden	100
M-Clean Papertech Investments	Malta	100
M-Clean Papertech Patent Ltd	Malta	100
Kadant Johnson Inc	Michigan	100
Kadant Johnson Argentina S.r.l	Argentina	100
Kadant Johnson China-TZ Holding Inc.	Michigan	100
Tengzhou Feixuan Rotary Joint Manufacturing Co., Ltd.	China	100
Kadant Johnson China-WX Holding Inc.	Michigan	100
Kadant Johnson (Wuxi) Technology Co., Ltd.	China	100
Kadant Johnson Latin America Holding Inc.	Michigan	100
Kadant Johnson Latin America S.A.	Brazil	100
Kadant Johnson Southeast Asia Pty. Limited.	Australia	100
Kadant Johnson Australia Pty. Limited	Australia	100
Kadant Johnson Corporation Asia Pacific Pty. Ltd.	Australia	100
Kadant Johnson Holdings Inc.	Michigan	100
The Johnson Corporation Mexico S.A. de C.V	Mexico	100
Fiberprep Inc. (31.05% of which shares are owned directly by Kadant Lamort)	Delaware	100